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                                                                    EXHIBIT 11.1

                                   AWARE, INC.
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                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE


                                                                            THREE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                        --------------------------
                                                                           1996           1995
                                                                        -----------    -----------
Net income .........................................................    $   261,683    $   179,965
                                                                        ===========    ===========

Weighted average number of common and common stock equivalent shares outstanding:
      Common stock .................................................     15,014,883      1,166,927
      Convertible preferred common stock equivalents ...............      2,058,232     12,799,775
      Option common stock equivalent shares ........................      1,998,719        228,321
      Effect of SAB 83 .............................................             --        882,289
                                                                        -----------    -----------
          Common and common stock equivalent shares outstanding for
              purpose of calculating primary net income per share ..     19,071,834     15,077,312
      Incremental shares to reflect full dilution ..................        335,411             --
                                                                        -----------    -----------
          Total shares for purpose of calculating fully diluted net
              income per share .....................................     19,407,245     15,077,312
                                                                        ===========    ===========

Primary net income per share .......................................    $      0.01    $      0.01
                                                                        ===========    ===========
Fully diluted net income per share .................................    $      0.01    $      0.01
                                                                        ===========    ===========

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                        --------------------------
                                                                           1996            1995
                                                                        -----------     ----------
Net income (loss) ..................................................    $   351,501     $ (437,530)
                                                                        ===========     ==========
Weighted average number of common and common stock equivalent shares outstanding:
      Common stock .................................................      8,145,160      1,161,304
      Convertible preferred common stock equivalents ...............      7,289,474             --
      Option common stock equivalent shares ........................      1,710,345             --
      Effect of SAB 83 .............................................        400,010        882,289
                                                                        -----------     ----------
          Common and common stock equivalent shares outstanding for
              purpose of calculating primary net income (loss) per
              share ................................................     17,544,989      2,043,593
      Incremental shares to reflect full dilution ..................        614,609             --
                                                                        -----------     ----------
          Total shares for purpose of calculating fully diluted net
              income (loss) per share ..............................     18,159,598      2,043,593
                                                                        ===========     ==========

Primary net income (loss) per share ................................    $      0.02     $    (0.21)
                                                                        ===========     ==========
Fully diluted net income (loss) per share ..........................    $      0.02     $    (0.21)
                                                                        ===========     ==========
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